SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




 Date of Report (Date of earliest event reported):  August 10, 2000



                USP REAL ESTATE INVESTMENT TRUST
     (Exact name of registrant as specified in its charter)





           Iowa              0-7589          42-6149662

     (State or other      (Commission      (IRS Employer
     Jurisdiction of      File Number)  Identification No.)
     Organization)




       4333 Edgewood Road, N.E., Cedar Rapids, Iowa  52499
             (Address of principal executive office)



 Registrant's telephone number, including area code:  (319) 398-8975


     Item 5. Other Events. On June 15, 2000 (the "Closing Date"), pursuant to a Real Estate Sale and Purchase Contract (the "Purchase Agreement") dated January 20, 2000, by and between USP Real Estate Investment Trust, an Iowa common law business trust (the "Trust"), and AEGON USA Realty Advisors, Inc., an Iowa corporation and the Trust's advisor ("AEGON Advisors"), the Trust sold all of its real property assets (the "Properties").

     Following the closing of the sale of the Properties, the assets of the Trust totaled approximately $27,000,000. This amount, less the costs of operation and professional fees during liquidation, and less any unforeseen liabilities asserted during liquidation, remained available for distribution to shareholders in liquidation on a pro rata basis. As of the Closing Date, the Trust had 3,880,000 shares issued and outstanding. Following the Closing Date, the Trust made an initial liquidating distribution of $6.83 per share of beneficial interest.

     In connection with the planned liquidation and termination of the Trust, the Trustees caused the formation of a liquidating trust referred to as the USP Real Estate Investment Trust Liquidating Trust (the "Liquidating Trust") on August 10, 2000, in which all of the Trust's remaining assets following the initial distribution, subject to remaining liabilities, were transferred. The Liquidating Trust was established to, among other things, hold a contingency reserve of approximately $400,000, which represents a reasonable estimate of the amount needed to satisfy the liabilities, expenses and obligations of the Trust not otherwise paid, provided for or discharged at or immediately after the Closing Date. The initial trustees of the Liquidating Trust are Samuel L. Kaplan and Richard M. Osborne, two former trustees of the Trust.

     Each shareholder of the Trust is, following the establishment of the Liquidating Trust, deemed to be the beneficial owner of a comparable share of the aggregate beneficial interests in the Liquidating Trust. The beneficiaries are deemed owners of the Liquidating Trust, and will be treated for federal income tax purposes as owning undivided interests in its assets. The beneficial interests in the Liquidating Trust will not be represented by certificates and are not assignable or transferable except by will, intestate succession or operation of law. The Liquidating Trustees hold no beneficial interests in the Liquidating Trust.

     The Trust will be terminated upon filing of a notice of termination with the County Recorder of Linn County, Iowa. It is anticipated that the Liquidating Trust will permit the realization of substantial cost savings in administrative and other expenses until any residual liabilities of the Trust are paid or otherwise determined to be extinguished, and any remaining funds are distributed to the beneficial owners of the Liquidating Trust. A final liquidating distribution is expected to be made by the Liquidating Trust in approximately one year, subject to early termination or extension under certain circumstances. No assurances can be made, however, that sufficient assets to fund such a distribution will remain following satisfaction of the Trust's liabilities.

     Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements.  Not applicable.

     (b)  Pro forma Financial Information.  Not applicable.

     (c)  Exhibits.

          2.1  Liquidating Trust Agreement dated August 10,
     2000, by and among Samuel L. Kaplan, Richard M. Osborne and
     USP Real Estate Investment Trust, an Iowa common law business trust.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               USP REAL ESTATE INVESTMENT TRUST


                               By:    /s/ Alan F. Fletcher
                               Name:  Alan F. Fletcher
                               Title: Vice President and Treasurer
                                      (Principal Financial Officer)




Dated:  August 14, 2000